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                                                                    EXHIBIT 99.3


POGO PRODUCING COMPANY
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SUPPLEMENTAL  INFORMATION (UNAUDITED)

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                                                        QUARTER ENDED                 YEAR ENDED
                                                         DECEMBER 31,                DECEMBER 31,
                                                        2000          1999         2000      1999
                                                   ------------------------      -------------------
OPERATING DATA
Net Natural Gas Sales (Mcf/day)
          North America                                98,674        107,328      106,242    102,609
          Thailand                                     61,815         59,230       58,371     38,989
                                                   ----------      ---------     --------   --------
               Total Natural Gas                      160,489        166,558      164,613    141,598
                                                   ==========      =========     ========   ========
Gas Price ($/Mcf)
          North America                            $     5.60      $    2.69     $   3.69   $   2.32
          Thailand                                 $     2.37      $    1.97     $   2.20   $   1.71
               Average Gas Price                   $     4.36      $    2.43     $   3.16   $   2.15

Net Liquids Production (Bbl/day)
     Crude & Condensate
          North America                                14,043         12,249       13,432     12,518
          Thailand                                     17,946          7,576       12,356      3,518
                                                   ----------      ---------     --------   --------
               Total Crude & Condensate                31,989         19,825       25,788     16,036
                                                   ----------      ---------     --------   --------
     Plant Products                                     2,098          2,034        2,141      2,077
                                                   ----------      ---------     --------   --------
               Total Liquids                           34,087         21,859       27,929     18,113
                                                   ==========      =========     ========   ========
Average Prices ($/Bbl)
     Crude & Condensate
          North America                            $    29.67      $   21.99     $  27.83   $  17.37
          Thailand                                 $    26.56      $   24.60     $  30.10   $  23.49
               Average Crude & Cond. Price         $    27.93      $   23.07     $  28.92   $  18.76
     Plant Products                                $    23.48      $   16.30     $  20.25   $  12.59


SELECTED BALANCE SHEET DATA
($ IN 000'S)                                         12/31/00       12/31/99
                                                   ----------      ---------
                      Total Assets                 $1,083,522      $ 948,193
                      Long-term Debt               $  365,000      $ 375,000
                      Trust Preferred              $  144,913      $ 144,751
                      Shareholders' Equity         $  358,271      $ 268,512
                      Working Capital              $  108,243      $   4,160

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